                                Exhibit 3.1
                        Certificate of Incorporation
                                    of
                                the Company

                                                                    EXHIBIT 3.1


                                 STATE OF DELAWARE
                         OFFICE OF THE SECRETARY OF STATE
                         --------------------------------

                                                                     PAGE 1


   I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "NATIONAL FIBERSTOK ACQUISITION CO., INC.", FILED IN THIS OFFICE ON THE EIGHTEENTH DAY OF AUGUST, A.D. 1989, AT 9 O'CLOCK A.M.






                                    [SEAL]         /s/ EDWARD J. FREEL
                                            -----------------------------------
                                            EDWARD J. FREEL, SECRETARY OF STATE

2205427 8100                                AUTHENTICATION:       7989563
960175374                                   DATE:       06-17-96

                        CERTIFICATE OF INCORPORATION

                                    OF

                  NATIONAL FIBERSTOK ACQUISITION CO., INC.


   FIRST.  The name of this corporation shall be:

                  NATIONAL FIBERSTOK ACQUISITION CO., INC.

   SECOND. Its registered office in the State of Delaware is to be located at 1013 Centre Road, in Wilmington, County of New Castle 19805, and its registered agent at such address is Corporation Service Company.

   THIRD.  The purpose or purposes of the corporation shall be:

   To engage in the business of manufacturing stationery products and office supplies in general; and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

   FOURTH. The total number of shares of stock which the Corporation shall have the authority to issue is: Five Thousand (5,000) shares with a par value of One Cent ($.01) each, amounting to Fifty Dollars ($50.00).

   FIFTH.  The name and address of the incorporator is as follows:


                        Jacqueline N. Casper
                        Corporation Service Company
                        1013 Centre Road
                        Wilmington, DE  19805

   SIXTH. The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

   SEVENTH. No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct of a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which director derived an improper personal benefit. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

   IN WITNESS WHEREOF, the undersigned, being the incorporator hereinbefore named, has executed, signed and acknowledged this certificate of incorporation this seventeenth day of August, A.D. 1989.



                                             /s/ JACQUELINE N. CASPER
                                       ----------------------------------------
                                               Jacqueline N. Casper
                                                   Incorporator

                                 STATE OF DELAWARE
                         OFFICE OF THE SECRETARY OF STATE
                         --------------------------------

                                                                     PAGE 1

   I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "NATIONAL FIBERSTOK ACQUISITION CO., INC.", FILED IN THIS OFFICE ON THE EIGHTEENTH DAY OF SEPTEMBER, A.D. 1989, AT 9 O'CLOCK A.M.






                                    [SEAL]         /s/ EDWARD J. FREEL
                                            -----------------------------------
                                            EDWARD J. FREEL, SECRETARY OF STATE

2205427  8100                                 AUTHENTICATION:       7989564
960175374                                               DATE:       06-17-96

                          CERTIFICATE OF AMENDMENT

                         Before Issuance of Shares

                                    OF

                        CERTIFICATE OF INCORPORATION

                                    OF

                  NATIONAL FIBERSTOK ACQUISITION CO., INC.

                          --------------------

                   Pursuant to Section 241 of Title 8
                 the Delaware Code of 1953, as Amended

   I, the undersigned, being the Sole Incorporator of the above named corporation, a corporation organized under and by virtue of the General Corporation Law of the State of Delaware, DO HEREBY CERTIFY:

   FIRST. That a meeting of the Sole Incorporator of said corporation, duly held and convened, resolutions were adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation and declaring said amendment advisable.

   RESOLVED that the Certificate of Incorporation of this Corporation could be, and it hereby is, amended by changing Article FOURTH to read as follows:

   FOURTH. The total number of shares of stock which this corporation is authorized to issue is:

   One Million Eight Hundred Thousand (1,800,000) shares of Common Stock with a par value of One Cent ($.01) per share ("Common Stock") for an aggregate par value of Eighteen Thousand Dollars ($18,000.00), and One Million (1,000,000) shares of Preferred Stock with a par value of One Dollar ($1.00) per share ("Preferred Stock") for an aggregate par value of One Million Dollars ($1,000,000,000), both classes together having an aggregate par value of One Million Eighteen Thousand Dollars ($1,018,000.00).

   The designations and the powers, preferences, rights, qualifications, limitations or restrictions of the Common Stock and Preferred Stock shall be as follows:

   (a) In the event of a dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, a consolidation, merger or reorganization of the corporation with any other corporation or corporations or a sale of all or substantially all of the assets of the Corporation, amounts distributable to stockholders shall be paid in the following order of priority:

        (i) First, the holders of any then outstanding shares of any series of Preferred Stock shall be entitled to receive the sum of One Dollar ($1.00) for each such share, provided that if there are insufficient funds available for such payments, the available funds shall be distributed pro-rata among the then outstanding shares of any series of Preferred Stock.

        (ii) Second, after such payment, the holders of any then outstanding shares of any series of Common Stock shall be entitled to receive the sum of One Dollar ($1.00) for each such share, provided that if there are insufficient funds available for such payments, the available funds shall be distributed pro-rata among the then outstanding shares of any series of Common Stock.

        (iii) Third, the remaining amounts distributable to stockholders shall then be distributed pro-rata among the then outstanding shares of any series of Preferred Stock and Common Stock of the Corporation, share and share alike.

   (b) Each share of Preferred Stock may be converted at any time, at the option of the holder thereof, into one (1) share of Common Stock.

   (c) Except as set forth above, in all other respects (including voting rights), the Common Stock and Preferred Stock shall have identical powers, preferences, rights, qualifications, limitations and restrictions, share and share alike.

   The Board of Directors of the Corporation is expressly authorized to designate and issue one or more series of stock within any class of stock authorized by the Certificate of Incorporation, as amended.

   SECOND. That no part of the capital of said corporation having been paid, this certificate is filed pursuant to Section 241 of Title 8 of the Delaware Code, as amended.

   IN WITNESS WHEREOF, I have duly executed this Certificate of Amendment this eighteenth day of September, A.D. 1989.



                                             /s/ JACQUELINE N. CASPER
                                       ----------------------------------------
                                               Jacqueline N. Casper
                                                   Incorporator

                                 STATE OF DELAWARE
                         OFFICE OF THE SECRETARY OF STATE
                         --------------------------------

                                                                     PAGE 1

   I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "NATIONAL FIBERSTOK ACQUISITION CO., INC." CHANGING ITS NAME FROM "NATIONAL FIBERSTOK ACQUISITION CO., INC." TO "NATIONAL FIBERSTOK CORPORATION", FILED IN THIS OFFICE ON THE TWENTY-EIGHTH DAY OF SEPTEMBER, A.D. 1989, AT 9 O'CLOCK A.M.






                                    [SEAL]         /s/ EDWARD J. FREEL
                                            -----------------------------------
                                            EDWARD J. FREEL, SECRETARY OF STATE

2205427  8100                                 AUTHENTICATION:       7989565
960175374                                               DATE:       06-17-96

                  NATIONAL FIBERSTOK ACQUISITION CO., INC.
                          CERTIFICATE OF AMENDMENT

   NATIONAL FIBERSTOK ACQUISITION CO., INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (hereinafter called the "Corporation"), does hereby certify:

   FIRST: The Certificate of Incorporation of the Corporation is hereby amended by striking out ARTICLE FIRST and inserting in lieu thereof the following:

               "FIRST:  The name of this Corporation shall be:
                        NATIONAL FIBERSTOK CORPORATION."

   SECOND: The Board of Directors and Stockholders of the Corporation, by Unanimous Joint Consent dated September 26, 1989, adopted a resolution in which was set forth the foregoing Amendment to the Certificate of Incorporation, declaring that said Amendment to the Certificate of Incorporation was advisable and approved.

   THIRD: The Amendment to the Certificate of Incorporation of the Corporation, as hereinafter set forth, has been duly advised by the Board of Directors and approved by the Stockholders of the Corporation in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

   IN WITNESS WHEREOF, National Fiberstok Acquisition Co., Inc. has caused this Certificate of Amendment to be signed by its President and attested by its Secretary on this 26 day of September, 1989.


ATTEST:                               NATIONAL FIBERSTOK ACQUISITION CO., INC.


/s/ KATHERINE S. NAUGHTON             By: /s/ RALPH B. HURLBUTT       (SEAL)
- ----------------------------              ---------------------------
Katherine S. Naughton,                    Ralph B. Hurlbutt, CEO
Secretary

                           STATE OF DELAWARE
                   OFFICER OF THE SECRETARY OF STATE

                                                                     PAGE 1

   I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "NATIONAL FIBERSTOK CORPORATION", FILED IN THIS OFFICE ON THE SIXTH DAY OF SEPTEMBER, A.D. 1990, AT 9 O'CLOCK A.M.






                                    [SEAL]         /s/ EDWARD J. FREEL
                                            -----------------------------------
                                            EDWARD J. FREEL, SECRETARY OF STATE

2205427  8100                                 AUTHENTICATION:       7989566
960175374                                               DATE:       06-17-96

    STATE OF DELAWARE
    SECRETARY OF STATE
 DIVISION OF CORPORATIONS
FILED 09:00 AM  09/06/1990
710249001 - 2205427                                                  710249001


                           NATIONAL FIBERSTOK CORPORATION
                              CERTIFICATE OF AMENDMENT

   NATIONAL FIBERSTOK CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (hereinafter called the "Corporation"), does hereby certify:

   FIRST: The Certificate of Incorporation of the Corporation is hereby amended by striking out ARTICLE FOURTH and inserting in lieu thereof the following:

         FOURTH: The total number of shares of stock which the Corporation is authorized to issue is:

            CLASS A COMMON STOCK - One Million Eight Hundred Thousand (1,800,000) shares of Class A Common Stock with a par value of One Cent ($.01) per share for an aggregate par value of Eighteen Thousand Dollars ($18,000);

            CLASS B COMMON STOCK - Five Million (5,000,000) shares of Class B Common Stock with a par value of One Hundredth of One Cent ($.0001) per share for an aggregate of Five Hundred Dollars ($500);

            CLASS 1 PREFERRED STOCK - One Million (1,000,000) shares of Class 1 Preferred Stock with a par value of One Dollar ($1.00) per share for an aggregate par value of One Million Dollars ($1,000,000); and

            CLASS 2 PREFERRED STOCK - Two Million Five Hundred Thousand (2,500,000) shares of Class 2 Preferred Stock with a par value of One Dollar ($1.00) per share for an aggregate par value of Two Million Five Hundred Thousand Dollars ($2,500,000);

all classes together having an aggregate par value of Three Million Five Hundred Eighteen Thousand Five Hundred Dollars ($3,518,500).

   The Board of Directors of the Corporation is authorized to designate and issue one or more series of stock within any class of stock authorized by the Certificate of Incorporation of the Corporation, as amended.

   The designations and the powers, preferences, rights, qualifications, limitations or restrictions of the various classes of stock shall be as follows:

          (a)  VOTING.

          Each share of the Class A Common Stock, Class B Common and Class 1 Preferred Stock shall entitle its holder to one vote. Shares of the Class 2 Preferred Stock shall not be entitled to vote on any matter presented to the stockholders of the Corporation for vote, except as required by the General Corporation Law of the State of Delaware.

          (b)  DIVIDENDS.

          The Class 2 Preferred Stock shall be entitled to receive dividends at the rate of ten percent (10%) per annum, cumulative, payable annually in cash or, at the option the Board of Directors of the Corporation, in shares of Class 2 Preferred Stock valued at One Dollar ($1.00) per share, and in preference to any dividends upon the Class A Common Stock, Class B Common Stock or Class 1 Preferred Stock, and no cash dividends shall be paid upon the Class A Common Stock, Class B Common Stock or Class 1 Preferred Stock if the payment of the Class 2 Preferred Stock shall be in arrears.

          (c)  LIQUIDATION OR REORGANIZATION.

          In the event of a dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, a consolidation, merger or reorganization of the Corporation with any other corporation or corporations or a sale of all or substantially all of the assets of the Corporation, amounts distributable to stockholders shall be paid in the following order of priority:

               (i) First, the holders of any then outstanding shares of Class 2 Preferred Stock shall be entitled to receive the sum of One Dollar ($1.00) for each such share plus accrued and unpaid dividends thereon, provided that if there are insufficient funds available for such payments, the available funds shall be distributed pro-rata among the then outstanding shares of Class 2 Preferred Stock.

               (ii) Second, after such payment, the holders of any then outstanding shares of Class A Common Stock and Class 1 Preferred Stock shall be entitled to receive the sum of One Dollar ($1.00) for each such share, provided that if there are insufficient funds available for such payments, the available funds shall be distributed pro-rata among the then outstanding shares of Class A Common Stock and Class 1 Preferred Stock.

               (iii) Third, the remaining amounts distributable to stockholders shall then be distributed pro-rata among the then outstanding shares of Class A Common Stock, Class B Common Stock and Class 1 Preferred Stock, share and share alike.

          (d)  CONVERTIBILITY.

          Each share of Class 1 Preferred Stock may be converted at any time, at the option of the holder thereof, into one (1) share of Class A Common Stock.

          (e)  REDEMPTION.

          The outstanding shares of Class 2 Preferred Stock are redeemable by the Corporation as follows:

               (i) OPTIONAL. Upon order of the Board of Directors of the Corporation, the Corporation may call for redemption all, but not less than all, of the outstanding shares of the Class 2 Preferred Stock, at a redemption price of One Dollar ($1.00) per share plus accrued and unpaid dividends thereon.

               (ii) MANDATORY. The outstanding shares of Class 2 Preferred Stock shall be redeemed by the Corporation at a redemption price of One Dollar ($1.00) per share plus accrued and unpaid dividends thereon, in the following amounts at the following times:

                      (1) On June 30, 1998, thirty-three percent (33%) of the outstanding shares.

                      (2) On June 30, 1999, fifty percent (50%) of the outstanding shares, cumulatively.

                      (3) On June 30, 2000, one hundred percent (100%) of the outstanding shares, cumulatively.

In the event there is more than one holder of shares of Class 2 Preferred Stock, the mandatory redemption of shares of Class 2 Preferred Stock hereinabove set forth shall be made pro-rata among such holders.

   SECOND: In order to effect the change in the classes of stock of the Corporation to be as hereinabove set forth, each of the heretofore outstanding shares of the Corporation's Common Stock shall be automatically converted into one (1) share of the Corporation's Class A Common Stock as hereinabove set forth without further action by the holder thereof, and each of the heretofore outstanding shares of the Corporation's Preferred Stock shall be automatically converted into one (1) share of the Corporation's Class 1 Preferred Stock as hereinabove set forth without further action by the holder thereof.

   THIRD: The Board of Directors and Stockholders of the Corporation, by Joint Consent dated September 5, 1990, adopted a resolution in which was set forth the foregoing Amendment to the Certificate of Incorporation, declaring that said Amendment to the Certificate of Incorporation was advisable and approved.

   FOURTH: The Amendment to the Certificate of Incorporation of the Corporation, as hereinabove set forth, has been duly advised by the Board of Directors and approved by the

Stockholders of the Corporation in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware by written consent of the Stockholders given in accordance with Section 228 of the General Corporation Law of the State of Delaware, and written notice to all Stockholders who have not consented in writing to the Amendment to the Certificate of Incorporation of the Corporation, as hereinabove set forth, has been given as provided in Section 220 of the General Corporation Law of the State of Delaware.

   IN WITNESS WHEREOF, National Fiberstok Corporation has caused this Certificate of Amendment to be signed by its President and attested by its Secretary on this 5th day of September, 1990.


ATTEST:                               NATIONAL FIBERSTOK CORPORATION


/s/ BRIAN C. KERESTER                 By: /s/ ROBERT M. MIKLAS        (SEAL)
- ----------------------------              ---------------------------
Brian C. Kerester,                        Robert M. Miklas,
Assistant Secretary                       President

C24138.198

                                 [LETTERHEAD]

                                                                     PAGE 1

   I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "NATIONAL FIBERSTOK CORPORATION", FILED IN THIS OFFICE ON THE SIXTEENTH DAY OF OCTOBER, A.D. 1992, AT 9 O'CLOCK A.M.






                                    [SEAL]         /s/ EDWARD J. FREEL
                                            -----------------------------------
                                            EDWARD J. FREEL, SECRETARY OF STATE

2205427  8100                                 AUTHENTICATION:       7989567
960175374                                               DATE:       06-17-96

                                                         STATE OF DELAWARE
                                                         SECRETARY OF STATE
                                                      DIVISION OF CORPORATIONS
                                                     FILED 09:00 AM  10/16/1992
                                                        712290008 - 2205427


                           NATIONAL FIBERSTOK CORPORATION
                              CERTIFICATE OF AMENDMENT

   National Fiberstok Corporation, a Delaware corporation, the
("Corporation"), does hereby certify as follows:

   FIRST: The Certificate of Incorporation of the Corporation is hereby amended by striking out Article Fourth, and inserting in lieu thereof the following:

      "FOURTH: The total number of shares of stock which the Corporation is authorized to issue is Three Hundred Thousand (300,000) shares of Common Stock with a par value of One Cent ($.01) per share for an aggregate par value of Three Thousand Dollars ($3,000.00)."

   SECOND: The Board of Directors and Stockholder of the Corporation, by Unanimous Joint Consent dated October 16, 1992, adopted a resolution in which was set forth the foregoing Amendment to the Certificate of Incorporation, declaring that said Amendment to the Articles of Incorporation was advisable and approved.

   THIRD: The Amendment to the Certificate of Incorporation of the Corporation as hereinabove set forth has been duly advised by the Board of Directors and approved by the Stockholder of the Corporation in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware by written consent of the Stockholder given in accordance with Section 228 of the General Corporation Law of the State of Delaware.

   FOURTH: All shares of the Corporation's outstanding Class A Common Stock, Class B Common Stock, Class 1 Preferred Stock and Class 2 Preferred Stock immediately preceding the effectiveness of this Amendment is owned by the same stockholder. Each Share of outstanding Class A Common Stock, Class B Common Stock, Class 1 Preferred Stock and Class 2 Preferred Stock will be converted into shares of Common Stock at the ratio of twenty-five (25) shares of Class A Common Stock, Class B Common Stock, Class 1 Preferred Stock and/or Class 2 Preferred Stock for (1) share of new Common Stock.

   IN WITNESS WHEREOF, National Fiberstok Corporation has caused this Certificate of Amendment to be signed and acknowledged in its name and on its behalf by its President and attested by its Secretary on this 16th day October, 1992.


ATTEST:                               NATIONAL FIBERSTOK CORPORATION


/s/ LORING E. HAWES                   By: /s/ ZELIG ROBINSON          (SEAL)
- ----------------------------              ---------------------------
Loring E. Hawes,                          Zelig Robinson,
Assistant Secretary                       Vice President

                                 [LETTERHEAD]

                                                                     PAGE 1

   I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO
HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AGREEMENT OF MERGER, WHICH MERGES:
   "DEC INTERNATIONAL CORPORATION", A DELAWARE CORPORATION,
   WITH AND INTO "NATIONAL FIBERSTOK CORPORATION" UNDER THE NAME OF "NATIONAL FIBERSTOK CORPORATION", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE AS RECEIVED AND FILED IN THIS OFFICE THE NINETEENTH DAY OF OCTOBER, A.D. 1992, AT 9:02 O'CLOCK A.M.






                                    [SEAL]         /s/ EDWARD J. FREEL
                                            -----------------------------------
                                            EDWARD J. FREEL, SECRETARY OF STATE

2205427  8100M                                AUTHENTICATION:       7989568
960175374                                               DATE:       06-17-96

                                                         STATE OF DELAWARE
                                                         SECRETARY OF STATE
                                                      DIVISION OF CORPORATIONS
                                                     FILED 09:02 AM  10/19/1992
                                                         922945021 - 2205427


                                AGREEMENT OF MERGER

                                       BETWEEN

                           DEC INTERNATIONAL CORPORATION

                                         AND

                           NATIONAL FIBERSTOK CORPORATION
                              (Pursuant to Section 252)

   AGREEMENT OF MERGER, made and entered into this 16th day of October, 1992, by and between DEC International Corporation, a Delaware corporation (the "Merging Corporation"), and National Fiberstok Corporation, a Delaware corporation (the "Surviving Corporation").

   FIRST: The parties hereto agree that the Merging Corporation shall be merged into the Surviving Corporation upon the terms and conditions of this Agreement.

   SECOND: The merger shall be carried into effect as set forth in this Agreement.

   THIRD: No amendment is made to the Charter of the Surviving Corporation as part of the Merger, and the Certificate of Incorporation of the Surviving Corporation shall be its Certificate of Incorporation.

   FOURTH: No shares of stock of the Surviving Corporation are to be issued for the shares of the Merging Corporation. However, as both the Merging Corporation and the Surviving Corporation are both wholly-owned subsidiaries of the same parent, upon the effective date of these Articles of Merger, the shares of stock of the Merging Corporation shall be cancelled.

   FIFTH: The Surviving Corporation, which was organized and exists under the laws of the State of Delaware, shall survive the Merger and shall continue under the name of National Fiberstok Corporation.

   SIXTH: The Merging Corporation was organized and exists under the laws of the State of Delaware.

   SEVENTH: (a) On October 14, 1992, the Board of Directors of the Merging Corporation by the unanimous vote thereof advised the merger and the stockholder of the Merging Corporation approved the merger.

             (b) On October 16, 1992, the Board of Directors of the Surviving Corporation by the unanimous vote thereof advised the merger and the stockholder of the Surviving Corporation approved the merger.


   EIGHTH: The Merger shall have the effect described in Section 252 of the General Corporation Law of the State of Delaware. The Merger shall become effective upon the filing of this Agreement of Merger with the Secretary of State of Delaware.

   IN WITNESS WHEREOF, each Corporation party to this Agreement has caused this Agreement to be signed and acknowledged in the name and on behalf of each such Corporation by its

President, or Vice President, and its corporate seal to be affixed and attested by its Secretary, or Assistant Secretary, the day and year first above written.


ATTEST:                               DEC INTERNATIONAL CORPORATION


/s/ LORING E. HAWES                   By: /s/ ZELIG ROBINSON          (SEAL)
- ----------------------------              ---------------------------
Loring E. Hawes,                          Zelig Robinson,
Assistant Secretary                       Vice President


ATTEST:                               NATIONAL FIBERSTOK CORPORATION


/s/ LORING E. HAWES                   By: /s/ ZELIG ROBINSON          (SEAL)
- ----------------------------              ---------------------------
Loring E. Hawes,                          Zelig Robinson,
Assistant Secretary                       Vice President

                        Certificate of Assistant Secretary

                                       of

                          DEC International Corporation


   I, Loring E. Hawes, being the Assistant Secretary of DEC International Corporation (the "Corporation"), hereby certify that the Agreement of Merger to which this Certificate is attached, after having been first duly signed on behalf of the Corporation by the Vice President and Assistant Secretary of the Corporation, was duly approved by the unanimous consent of the stockholder of the Corporation.

   In witness whereof, I have set my hand and seal this 16th day of October, 1992.



                                       /s/ LORING E. HAWES
                                       ------------------------------------
                                       Loring E. Hawes,
                                       Assistant Secretary
                                       DEC International Corporation

                        Certificate of Assistant Secretary

                                       of

                          National Fiberstok Corporation


   I, Loring E. Hawes, being the Assistant Secretary of National Fiberstok Corporation (the "Corporation"), hereby certify that the Agreement of Merger to which this Certificate is attached, after having been first duly signed on behalf of the Corporation by the Vice President and Assistant Secretary of the Corporation, was duly approved by the unanimous consent of the stockholder of the Corporation.

   In witness whereof, I have set my hand and seal this 16th day of October, 1992.



                                       /s/ LORING E. HAWES
                                       ------------------------------------
                                       Loring E. Hawes
                                       Assistant Secretary
                                       National Fiberstok Corporation